SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 30, 2004

Commission file number: 001-05256

V.F. CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	23-1180120
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

105 Corporate Center Boulevard
Greensboro, North Carolina 27408
(Address of principal executive offices)

(336) 424-6000
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

     Effective June 30, 2004, pursuant to the Agreement and Plan of Merger dated as of April 27, 2004 among Vans, Inc. (“Vans”), VF Corporation (“VF”) and McGarrett Corp. (“Merger Subsidiary”), Merger Subsidiary merged with and into Vans (the “Merger”), with Vans as the surviving corporation. The consideration payable pursuant to such agreement was reached as a result of arm’s length negotiation.

     As a result of the Merger, all of the issued and outstanding shares of common stock of Vans (the “Shares”) were converted into the right to receive $20.55 per Share, in cash, from VF, and Vans became a wholly-owned subsidiary of VF. The aggregate consideration with respect to the Shares and certain Vans stock options is $396 million.

     A copy of the press release issued by VF on June 30, 2004 announcing the Merger is attached hereto as Exhibit 99.1 and made a part hereof.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      Exhibit 99.1 Press Release dated June 30, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

Date:	June 30, 2004	By:	/s/ Robert K. Shearer

			Name:	Robert K. Shearer
			Title:	Vice President – Finance & Global
Processes and Chief Financial Officer
(Chief Financial Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 99.1	Press Release dated June 30, 2004.